UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2025

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 3, 2025, CleanSpark, Inc. (the “Company”) held its Annual Meeting of stockholders (the “Annual Meeting”). At the close of business on January 9, 2025, the record date for the Annual Meeting (the “Record Date”), 280,806,400 shares (excluding treasury shares) of the Company’s common stock, par value $0.001 per share (“Common Stock”), were issued and outstanding, and 1,750,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), were issued and outstanding. The holders of Series A Preferred Stock vote together with holders of Common Stock as a single class on each proposal voted on, except to the extent that voting as a separate class or series is required by law. As of the Record Date, the holders of Common Stock were entitled to a total of 280,806,400 votes, and the holders of Series A Preferred Stock were entitled to a total of 78,750,000 votes, representing in the aggregate 359,556,400 votes. At the Annual Meeting, stockholders entitled to a total of 219,754,330 votes, or approximately 61.11% of the collective voting power of the Company’s outstanding shares of Common Stock and Series A Preferred Stock as of the close of business on the Record Date, were present or represented by proxy (constituting a quorum). The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: To elect six directors to hold office until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation, or removal.

Each nominee was elected. The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Zachary K. Bradford	142,359,533	3,191,159	74,203,638
S. Matthew Schultz	134,751,442	10,799,250	74,203,638
Larry McNeill	125,095,588	20,455,104	74,203,638
Dr. Thomas L. Wood	120,875,784	24,674,908	74,203,638
Roger P. Beynon	137,665,255	7,885,437	74,203,638
Amanda Cavaleri	137,990,956	7,559,736	74,203,638

Proposal No. 2: To approve, on a non-binding advisory basis, named executive officer compensation.

The votes were cast for this matter as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
109,349,907	34,273,072	1,927,713	74,203,638

Proposal No. 3: To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.

The votes were cast for this matter as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
215,372,481	2,436,944	1,944,905	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	March 4, 2025	By:	/s/ Leighton R. Koehler
Leighton R. Koehler, General Counsel